UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2008, the Registrant entered into a Waiver and Forbearance Agreement (the “Agreement”) with the holders (the “Holders”) of its 7.125% Convertible Senior Notes due 2026 (the “7.125% Notes”). Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings assigned to such terms in each of the 7.125% and 6.0% Indentures.
As previously described in the Company’s Current Report on Form 8-K, as a result of a change in control of the Registrant (the “Fundamental Change”), the Registrant was required, pursuant to Section 3.09(B) of the Indenture (the “7.125% Indenture”), dated as of May 30, 2006 by and between the Registrant and Wells Fargo Bank, National Association (the “Trustee”), to send each Holder of the 7.125% Notes a notice (the “Fundamental Change Repurchase Notice”) related to such change in control. The Fundamental Change Repurchase Notice notified Holders, among other things, that (i) the Fundamental Change had occurred, (ii) the Company had set the Fundamental Change Repurchase Date with respect to the Fundamental Change to be January 16, 2009 and (iii) that each Holder had the Fundamental Change Repurchase Right, at such Holder’s option, to require the Company to repurchase all of the 7.125% Notes held by such Holder (or portions thereof that are integral multiples of $1,000 in principal amount), on the Fundamental Change Repurchase Date, at a price, payable in cash, equal to 100% of the principal amount of the 7.125% Notes (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Fundamental Change Repurchase Date, provided such Holders have timely exercised the Fundamental Change Repurchase Right.
Because the Registrant does not expect that it will be able to pay the Fundamental Change Repurchase Price by the Fundamental Change Repurchase Date, the Registrant requested that the Holders waive their rights to require the Registrant to repurchase the 7.125% Notes and forbear from taking any action under the 7.125% Indenture or otherwise exercise any rights that they may have under the 7.125% Indenture as a result of the Fundamental Change to February 19, 2009. After discussions, the Holders agreed to such a waiver and forbearance and entered into the Agreement with the Registrant.
The Agreement requires the Registrant to (i) pay all Outstanding Interest on the 7.125% Notes, as defined in the Agreement, no later than December 30, 2008 (ii) obtain, by January 14, 2009 a waiver and forbearance agreement from all of the holders of the Registrant’s 6.0% Convertible Senior Notes due 2025 (the “6.0% Notes”), issued pursuant to an Indenture (the “6.0% Indenture) dated as of September 30, 2005 by and between the Registrant and the Trustee, pursuant to which the holders of the 6.0% Notes will waive their rights under the 6.0% Indenture to require the Registrant to repurchase the 6.0% Notes on January 16, 2009 and forbear from taking any action under the 6.0% Indenture or otherwise exercise any rights that they may have as a result of the Fundamental Change to February 19, 2009 and (iii) to pay the professional fees and expenses for certain legal and professional advisors retained by the Holders in connection with the Registrant’s discussions with the Holders concerning the Agreement. On December 30, 2008, the Registrant paid the Outstanding Interest on the 7.125% Notes.
The Agreement is subject to termination (x) if the Registrant fails to obtain the waiver and forbearance of the holders of the 6.0% Notes, (y) if the Registrant fails to comply with the terms of the Agreement or (z) upon the occurrence of an Event of Default under the 7.125% Indenture.
If the Registrant is unable to secure the waiver and forbearance of the holders of the 6.0% Notes or if the Agreement otherwise terminates and the Registrant is required to immediately repurchase the 7.125% Notes and the 6.0% Notes, the Registrant does not believe, on the basis of its current liquidity, that it would have the ability to satisfy such obligations.
On January 5, 2009, the Registrant issued a press release discussing the Agreement and related issues. A copy of the Registrant’s press release is furnished with this Current Report on Form 8-K, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated January 5, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
January 5, 2009	By:	/s/ Matthew V. Booty
Matthew V. Booty
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midway Games Inc. dated January 5, 2009